Exhibit 99.1

Eiger BioPharmaceuticals Reports Second Quarter 2019 Financial Results and Provides Business Update

•	First-Ever Phase 3 HDV International D-LIVR Study Enrolling

•	NDA and MAA filings for Progeria & Progeroid Laminopathies planned for Q4 2019

PALO ALTO, Calif., August 8, 2019 — Eiger BioPharmaceuticals, Inc. (Nasdaq:EIGR), focused on the development and commercialization of targeted therapies for serious rare and ultra-rare diseases, today reported financial results for the three and six months ended June 30, 2019 and provided a business update.

“Eiger is advancing a late stage pipeline with three breakthrough therapy designations towards key milestones in 2019, including submission of the first ever NDA and MAA for Progeria and Progeroid Laminopathies,” said David Cory, Eiger President and Chief Executive Officer. “In addition, enrollment of D-LIVR, the first-ever international Phase 3 study in Hepatitis Delta Virus infection, is ongoing, and we expect FDA registration guidance on our Lambda and Avexitide programs by year end. Eiger is poised for future growth.”

Recent Highlights

Peginterferon Lambda (Lambda) in Hepatitis D Virus (HDV)

•	Positive Phase 2 LIMT (Lambda mono therapy) study results (N=33): 36% durable virologic response at 24 weeks post-treatment reported at The International Liver Congress™ 2019

Avexitide in Post-Bariatric Hypoglycemia (PBH) Program

•	Breakthrough Therapy Designation granted by FDA

Corporate Activity

•	Mark Mannebach, PhD, RPh, appointed as Vice President, Global Regulatoty Affairs

•	Jeysen Yogaratnam, MB.BCh, BAO, MRCSEd, PhD, MBA, appointed as Vice President, Global HDV Clinical Development

Anticipated 2019 Milestones

•	FDA Guidance for Avexitide in PBH

•	Phase 2 LIFT (Lambda combination therapy with Lonafarnib and Ritonavir) end-of-treatment study results in HDV at AASLD

•	End of Phase 2 meeting for Lambda in HDV

•	NDA and MAA submissions in Progeria and Progeroid Laminopathies in Q4 2019

•	Phase 3 D-LIVR study in HDV (N=400) enrollment update

Second Quarter 2019 Financial Results

Cash, cash equivalents, and short-term investments as of June 30, 2019 totaled $125.3 million compared to $85.8 million at March 31, 2019, an increase of $39.5 million.

The Company reported net losses of $17.5 million, or $0.75 per share for second quarter 2019, as compared to $9.9 million, or $0.82 per share, for the same period in 2018.

Research and Development expenses were $12.9 million for second quarter 2019, as compared to $6.4 million for the same period in 2018, an increase of $6.5 million. The increase was primarily due to expenditures related to our clinical programs and licenses and other fees.

General and Administrative expenses were $4.2 million for second quarter 2019, as compared to $3.2 million for the same period in 2018, an increase of $1.0 million. The increase was primarily due to additional employee-related costs, including stock-based compensation, and external professional services as Eiger continued to build its infrastructure to support the development and potential commercialization of its clinical programs.

Second quarter 2019 operating expenses include total non-cash expenses of $1.8 million, as compared to $1.4 million for the same period in 2018.

In April 2019, Eiger completed a public offering of 5,175,000 shares of its common stock, including 675,000 shares sold upon full exercise of the underwriters’ option to purchase additional shares of common stock, at a price of $11.00 per share. The offering was made under Eiger’s effective shelf registration statement and resulted in net proceeds to the company of approximately $53.2 million, after deducting underwriting discounts and commissions and offering expenses.

As of June 30, 2019, Eiger had 24.4 million of common shares outstanding.

About Eiger

Eiger is a late stage biopharmaceutical company focused on the development and commercialization of a pipeline of first-in-class, well-characterized drugs for serious rare and ultra-rare diseases for patients with high unmet medical needs and for which no approved therapies exist.

The company’s lead program is in Phase 3, developing lonafarnib, a first-in-class prenylation inhibitor for the treatment of Hepatitis Delta Virus (HDV) infection. The company is rapidly advancing peginterferon lambda, a first-in-class interferon, toward registration for the treatment of HDV. Eiger is preparing an NDA and MAA for lonafarnib to treat Hutchinson-Gilford Progeria Syndrome (HGPS or Progeria) and Progeroid Laminopathies with plans to file in Q4 2019. For additional information about Eiger and its clinical programs, please visit www.eigerbio.com.

Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements that involve substantial risks and uncertainties. All statements other than statements of historical facts, including statements regarding our future financial condition, timing for and outcomes of clinical results, business strategy and plans and objectives for future operations, are forward looking statements. These forward-looking statements include terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “contemplate,” “intend,” “target,” “project,” “should,” “plan,” “expect,” “predict,” “could,” “potentially” or the negative of these terms. Forward looking statements are our current statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned clinical development, including submit an NDA and MAA for Progeria and progeroid laminopathies in Q4 2019, present end-of-treatment data in our LIFT study, progress our Phase 3 D-LIVR study in HDV, receive FDA registration guidance for Avexitide in PBH and for peginterferon lambda in HDV; our ability to transition into a commercial stage biopharmaceutical company; our ability to finance the continued advancement of our development pipeline products; and the potential for success of any of our product candidates. These statements concern product candidates that have not yet been approved for marketing by the U.S. Food and Drug Administration (FDA). No representation is made as to their safety or effectiveness for the purposes for which they are being investigated.

Various important factors could cause actual results or events to differ materially from the forward-looking statements that Eiger makes, including the risks described in the “Risk Factors” sections in the Annual Report on Form 10-K for the year ended December 31, 2018 and Eiger’s subsequent filings with the SEC. Eiger does not assume any obligation to update any forward-looking statements, except as required by law.

SOURCE Eiger BioPharmaceuticals, Inc.

Investors: Ingrid Choong, PhD

Email: ichoong@eigerbio.com / Phone: 1-650-619-6115

Eiger BioPharmaceuticals Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	Six Months Ended June 30,	Year Ended December 31,
	2019	2018(1)
	(unaudited)
ASSETS
Cash and cash equivalents	$58,421	$61,262
Debt securities, available-for-sale	66,914	39,091
Prepaid expenses and other current assets	3,033	1,492

Total current assets	128,368	101,845
Property and equipment, net	200	167
Operating lease right-of-use assets	1,761	—
Other assets	2,598	436

Total assets	$132,927	$102,448

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$13,317	$10,024
Other liabilities	31,531	25,832
Stockholders’ equity	88,079	66,592

Total liabilities and stockholders’ equity	$132,927	$102,448

(1)	Derived from the audited financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Eiger BioPharmaceuticals Inc.

Condensed Consolidated Statements of Operations Financial Data

(in thousands, except per share and share amounts)

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2019	2018	2019	2018
Operating expenses:
Research and development(1)	$12,936	$6,372	$25,804	$11,884
General and administrative(1)	4,225	3,237	8,282	6,231

Total operating expenses	17,161	9,609	34,086	18,115

Loss from operations	(17,161)	(9,609)	(34,086)	(18,115)
Interest expense	(869)	(495)	(1,634)	(893)
Interest income	502	189	1,013	283
Other income (expense), net	1	—	(9)	(21)

Net loss	$(17,527)	$(9,915)	$(34,716)	$(18,746)

Net loss per common share:
Basic and diluted	$(0.75)	$(0.82)	$(1.63)	$(1.66)

Shares used to compute net loss per common share:
Basic and diluted	23,408,652	12,045,355	21,338,551	11,291,540

(1) Includes stock-based compensation expense of:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Research and development	$442	$471	$807	$794
General and administrative	1,045	850	1,875	1,530

Total stock-based compensation expense	$1,487	$1,321	$2,682	$2,324